EXHIBIT 10.11.1
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                                 EMPLOYMENT AGREEMENT
                                 --------------------
           AGREEMENT, made effective the 1st day of December, 1995 (the "Effective Date") between American Eco Corporation ("Company"), having its principal office at 1325 South Creek Drive, Suite 100, Houston, Texas 77084; and Michael E. McGinnis, an individual ("Employee") residing at 20415 Chapel Glen Court, Katy, Texas 77450.

           WHEREAS, Company desires to continue to retain the services of Employee to serve as the President and Chief Executive Officer of Company; and

           WHEREAS, Employee is willing to continue to serve as the President and Chief Executive Officer of Company, all upon the terms and subject to the conditions hereinafter set forth; and

           NOW, THEREFORE, in consideration of the premises, and the mutual covenants herein contained, the parties hereby agree as follows:

           A.   EMPLOYMENT.
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                1.   Throughout the effective term of this Agreement, Company
      shall employ Employee and Employee shall render services to Company and the businesses heretofore and hereafter conducted by Company in the capacity and with the title of President and Chief Executive Officer of Company. Employee shall perform all services, acts or things necessary or advisable to manage, supervise and conduct the business of Company, subject to the policy set by the Board of Directors. Employee shall have full authority to act on behalf of the Company, except to the extent limited by the Bylaws of the Company.

                2. Throughout the period of his employment hereunder, Employee shall devote his business time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, to the active performance of his duties hereunder.

           B.   TERM OF EMPLOYMENT; TERMINATION OF AGREEMENT.
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                1.   Subject to the earlier termination of this Agreement in
      accordance with the terms hereof, the term of this Agreement shall commence, effective as of December 1, 1995 (the "Commencement Date") and the term of this Agreement shall continue through and include November 30, 2000 (the "Termination Date").

                2. Anything contained in Section 1 to the contrary notwithstanding, this Agreement may be terminated at the option of Company for "Cause" (as herein defined), effective upon the giving of written notice of termination to Employee. As herein used, the term for "Cause" shall mean and be limited to:

                (a) any act committed by Employee against Company, its parent or subsidiaries or divisions constituting: (A) fraud, (B) misappropriation of corporate opportunity, (C) self-dealing, (D) embezzlement of funds, (E) felony conviction for conduct involving moral turpitude or other criminal conduct adversely affecting the operations of Company, or its parent or subsidiaries or divisions, or (F) the continued disregard by Employee of the reasonable directions and policies of the Board of Directors of Company, provided that such disregard or non-compliance by Employee continues for a period of sixty days after written notice thereof is delivered to the Employee by the Board of Directors of Company; or

                (b) the breach or default by Employee in the performance of any material covenant on the part of Employee to be performed under this Agreement; or

                (c) chronic alcoholism or any other form of addition which impairs Employee's ability to perform his duties hereunder.

                3. Anything contained in Section 1 to the contrary notwithstanding, this Agreement may be terminated by Company (i) upon the death of Employee, or (ii) on thirty (30) days' prior written notice to Employee, in the event that Employee shall be physically or mentally disabled or impaired so as to prevent him from continuing the normal and proper performance of his duties and responsibilities hereunder for a period of three (3) consecutive months.

                The initial determination as to whether Employee is disabled or impaired shall be made by the physician regularly treating the condition causing the disability. Company shall have the right to require Employee to be examined by a physician duly licensed to practice medicine and surgery in the State of Texas to determine such physician's opinion as to Employee's disability. If such physician's opinion differs from that of the physician treating Employee, or a physician thereafter retained by Employee, they shall forthwith select a third physician so licensed whose opinion, after examination and review of available information, shall be conclusive and binding upon all parties thereto. All costs of the physician regularly treating or thereafter retained by Employee shall be paid by Employee. All costs of the physician retained by Company shall be paid by Company. If a third physician is required, then the costs of that physician shall be paid by Company.

                4. Upon any termination of this Agreement by Company as a result of Employee's death or permanent disability pursuant to Section 3, Company shall be liable for, and shall pay or shall cause to be paid to Employee or his personal representative, as the case may be, Employee's Base Salary for an additional twenty-four (24) month period from the date of termination less (in the case of permanent disability) any health and disability insurance payments made to or on behalf of Employee during such twenty-four (24) month period.

                5. Upon any termination of this Agreement by Company for Cause pursuant to Section 2 above, neither Company nor any shareholder, subsidiary or division thereof shall be liable for or shall pay or cause to be paid to Employee any further remuneration, compensation or other benefits hereunder.

                6.   If Company terminates Employee for any reason other than as
                                                                   -----
      provided: (a) in Section 2, (b) in Section 3, or (c) as a result of Employee's voluntary resignation of employment (not constituting a constructive discharge), Company shall be obligated to pay or shall cause to be paid to Employee the Base Salary, as and when the same would have otherwise become due and payable hereunder until the earlier to occur of
      (i) twenty-four (24) months after the date of termination; (ii) the date that Employee obtains full time re-employment, unless such re-employment is at a rate of compensation that is less than 80% of the Base Salary, in which event Company shall pay to Employee the difference between the Base Salary and the new compensation, until the earlier of the dates described in clauses (i) and (iii) hereof; or (iii) the Termination Date.

                7. Notwithstanding any termination of this Agreement, whether with cause or without cause the provisions of Section D, below, shall remain effective and binding on the parties to this Agreement.

           C.   COMPENSATION; EXPENSES; FRINGE BENEFITS.
                ---------------------------------------
                1.   BASE SALARY.  As compensation for his services to be
                     -----------
      rendered hereunder, Company shall pay or cause to be paid to Employee for the period commencing as of the Commencement Date and ending on the Termination Date, a salary at the rate of Ten Thousand Eight Hundred Thirty-Three and No/100 ($10,833.00) Dollars per month, payable in accordance with standard company policy.

                2.   EXPENSES.  In addition to the remuneration set forth above,
                     --------
      throughout the period of Employee's employment hereunder, Company shall also reimburse, or cause to be reimbursed to Employee, upon presentment by Employee to Company, as applicable, of appropriate receipts and vouchers therefor, for any reasonable business expenses, including air and other travel expenses and customer development expenses, incurred by Employee in connection with the performance of his duties and responsibilities hereunder.

           3.   FRINGE BENEFITS.  Company shall also make available, or cause
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      to be made available, to Employee, throughout the period of his employment hereunder, such benefits, including any disability, hospitalization, medical benefit plan, pension plan or other benefits or policy, as are put into effect by Company for its other executive employees.

                4.   AUTOMOBILE ALLOWANCE.  In addition to the compensation set
                     --------------------
      forth above, Employee shall be provided a car or paid a car allowance of Seven Hundred Fifty and No/100 ($750.00) Dollars per month. This amount shall be paid on the first day of each month, and the Company shall also reimburse Employee for all actual expenses associated with operating and maintaining Employee's vehicle. Employee shall submit receipts or other evidence of such expenditures, and Company shall pay these amounts to Employee within thirty (30) days of receipt of the invoices.

                5.   STOCK OPTION GRANTS.  In addition to the compensation set
                     -------------------
      forth above, Company shall issue to Employee an option to purchase twenty thousand (20,000) shares of the common stock of the Company per annum pursuant to the currently effective Employee Stock Option Plan, as approved by the Toronto Stock Exchange. Employee's vesting rights and other rights and privileges with respect to this stock option shall be governed by the terms and provisions of said stock option plan, a copy of which has been delivered to Employee for his review. The stock option set forth herein is not assignable by Employee.

                6.   ANNUAL BONUS.  In addition to the compensation set forth
                     ------------
      above, Employee shall be entitled to participate in an annual bonus pool equal to five percent (5%) of the net profits of Company, payable within ninety (90) days of closing of the Company's fiscal year. Term "Net Profit" shall mean the consolidated taxable income of Company for the fiscal year of the Company, determined in accordance with generally accepted accounting principles, by the certified public accounts retained by Company to perform its annual audit. The distribution of the annual bonus pool shall be at the discretion of the President and Chief Executive Officer.

           7.   VACATION, HOLIDAY, AND SICK LEAVE.  Employee shall be entitled
                --------------------------------
      to annual vacations, holidays, and sick leave in accordance with the policies and procedures established and in effect from time to time for the Company's Employees.

           D.   CONFIDENTIALITY; NON-COMPETITION.
                --------------------------------
                1.   CONFIDENTIALITY INFORMATION; PERSONAL RELATIONSHIPS.
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      Employee agrees that for so long as he is employed by Company (the
      "Restrictive Period"), he shall keep secret and retain in strictest confidence all confidential matters of the Company, its clients and suppliers, and the "know-how", trade secrets, confidential client lists, details of client, subcontractor or consultant contracts, pricing policies, operational methods, marketing plans or strategies, project development, acquisition or bidding techniques or plans, business acquisition plans, new personnel acquisition plans, technical processes, inventions and research projects of Company learned by Employee and directly or indirectly resulting from his employment by Company, unless
      (i) such information is generally available to the public without restriction, (ii) Employee obtains confidentiality agreements with respect to such confidential information, (iii) such information is provided to a customer or supplier of the Company in the ordinary course of business,
      (iv) such disclosure is approved by the President or the Board of Directors of Company, or (v) Employee is under compulsion of either a court order or a governmental agency's or authority's inquiry, order or request to so disclose such information.

                2.   PROPERTY OF COMPANY.
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                (a)  Except as otherwise provided herein, all lists, records and other non-personal documents of papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or complied by or on behalf of Employee, or made available to Employee relating to Company are and shall be the property of Company, shall be delivered to Company on the date of termination of this Agreement.

                (b) All inventions, including any procedures, formulas, methods, processes, uses, apparatuses, patterns, designs, drawings, devises or configurations of any kind, any and all improvements to them which are developed, discovered, made, or produced, trade secrets, or information used by Company shall be the exclusive property of Company, and shall be delivered to Company as applicable, on the earlier of the expiration or the termination of this Agreement.

                (c) All Company names, logos, trademarks, copyrights, slogans, insignias and the like shall be the exclusive property of Company, and Employee shall not be entitled to use, divert, imitate, duplicate or otherwise deal with said property or property rights, without the prior written consent of Company; provided, however, that Employee and Company
                                  --------  -------
      agree that in the event the Company at any time during the term of this
      Employment Agreement adopts or utilizes the name of Employee in its advertising or promotional materials, that Employee shall have the right at any time during or after the termination of this Employment Agreement to require Company to cease using Employee's name or likeness in connection with any such advertising or marketing promoting the Company or its products.

                3.   EMPLOYEES OF COMPANY.  Upon termination of this contract by
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      either party for any reason, with or without cause, Employee shall not, directly or indirectly, during the course of his employment or for a period of twenty-four (24) months after such termination, solicit any employee of Company, or encourage any such employee to leave such employment without the prior written approval of Company as applicable.

       E.   DEFAULT.  In the event that either party hereto shall breach any
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      of the terms of this Agreement, Company shall be reimbursed by such defaulting party for all costs and expenses, including reasonably attorneys' fees, incurred by the non-defaulting party in enforcing the terms of this Agreement and/or recovering damages as a result of any such breach.

           F.   BINDING EFFECT.  This contract is a personal services agreement
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      between Company and Employee.  Accordingly, Employee is not authorized to voluntarily or involuntarily transfer or assign any of his contractual rights contained herein, and any such attempted voluntary or involuntary transfer or assignment shall be null and void and shall cause an immediate termination of this agreement. Except for this restriction upon signability, all of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of Employee and Company and any successor-in-interest to any of them.

           G.   NOTICES.  Except as herein provided, any notice, request, demand
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      or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when mailed by certified mail, return receipt requested, addressed to the party at the address of such party first set forth above, or at such other address as such party may hereafter have designated by notice.

                If to Company at the address first above written with copies to:
                          American ECO Corporation
                          Attention:  Vice President
                          1325 South Creek Drive, Suite 100
                          Houston, Texas  77084
      or to any other address as shall be designated from time to time by Company.
                If to Employee at the address first above written.

           H.   INDEMNIFICATION.  The Company shall indemnify, hold harmless and
                ---------------
      protect Employee, his heirs, executors, administrators and legal representatives, from and against all or any portion of any expenses, including reasonable attorney's fees incurred by Employee, actually and necessarily incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been an officer and representative of Company, whether or not he continues to be an officer or representative of the Company at the time such claim is prosecuted against Employee, such expenses to include the cost of reasonable settlements and the satisfaction of final, non-appealable judgments against Employee, in connection with the matters covered hereby. However, Company shall not indemnify Employee with respect to matters as to which Employee shall be finally adjudged in any such action, suit or proceeding to be guilty of negligence or misconduct in the performance of his duties as an officer of Company or in which Employee is found to be in material breach this Agreement. The foregoing rights of indemnification shall not be exclusive of any other rights to which Employee may be entitled as a matter of law, by agreement, by approval of the Board of Directors of Company, or otherwise.

           I.   MISCELLANEOUS.
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                1.   Neither this Agreement nor any of the terms or conditions
      hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged herewith.

                2. The captions and paragraph headings used in the Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

                3. This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed and construed under the laws of the Province of Ontario, Canada.

                4. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

                5. ANY DISPUTE INVOLVING THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT SHALL BE RESOLVED BY FINAL AND BINDING ARBITRATION BEFORE ONE OR MORE ARBITRATORS UNLESS MUTUALLY AGREED TO OTHERWISE. THE AWARD OF SUCH ARBITRATOR(S) MAY BE ENFORCED IN ANY COURT OF COMPETENT JURISDICTION IN THE PROVINCE OF ONTARIO.

                6. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

                7. In the event this Agreement is terminated by Company for Cause, in addition to the other rights and remedies that Company shall have in accordance with the terms of this Agreement, Company shall have the right to immediately declare due and payable all loans and advances made or guaranteed by Company or its shareholders to Employee, at which time Employee shall be required to repay in full said loans and advances, including all accrued interest thereon, in accordance with the terms and provisions of the loan documents evidencing said loans and/or advances. The Company shall have the right to offset and credit against the accrued interest and unpaid principal balance of such loans, all accrued and unpaid salary, commissions and/or profit sharing distributions accrued but unpaid to Employee prior to the date of termination.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.


                                    COMPANY:

      ATTEST:                       AMERICAN ECO CORPORATION


        /s/ illegible               By:  /s/ Ronald Mann
      --------------------              -------------------------------
                                    Its:  Director
                                          ------------------------------


                                    EMPLOYEE:



  					/s/ Michael E. McGinnis
                                    -----------------------------------
                                    MICHAEL E. MCGINNIS

                       FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


           This First Amendment is made to that certain Employment Agreement by and between American Eco Corporation ("Company") and Michael E. McGinnis
      ("Employee"), as of the  1st  day of   May              , 1996.
                              -----        -------------------

           WHEREAS, Company and Employee heretofore entered into a certain Employment Agreement dated December 1, 1995, a true copy of which is attached hereto and incorporated herein by reference; and

           WHEREAS, it is the desire of Company and Employees to amend the Employment Agreement in a manner hereinafter set forth and to ratify and confirm the continuing binding effect of the Employment Agreement upon both parties, as herein amended;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants contained below, the parties agree as follows:

      1. Section C-1 of the Employment Agreement shall be amended in its entirety to read and state as follows:
                "C.1. Base Salary. As compensation for his services to be
      rendered
                      -----------
      hereunder, Company shall pay or cause to be paid to Employee the following base salary:
                (a) for the period commencing on the Commencement Date and ending on April 30, 1996, a salary at the rate of $10,833.00 per month;
                (b) commencing on May 1, 1996, and continuing through the Termination Date, a salary at the rate of $250,000.00 per year.

           The base salary may from time to time be upwardly adjusted by action of the Board of Directors of the Company, and any resolution of the Board duly entered in the minutes of the Company's corporate minute book shall be deemed to constitute an amendment to this Employment Agreement. However, the Company shall not have the right to reduce the base salary without Employee's written consent.

      2. Except as amended herein, the terms and provisions of the Employment Agreement are hereby ratified and confirmed by the parties as being in full force and effect and fully binding upon the parties.

      3. Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Employment Agreement.

           EXECUTED, in multiple counterparts, at Houston, Texas, effective as of the date first above written.


                                              AMERICAN ECO CORP.


                                              By: /s/ J.C. Pennie
                                                 -------------------------------
                                              Its:Director, Vice-Chairman
                                                  ------------------------




                                                 /s/ Michael E. McGinnis
                                              -----------------------------
                                              MICHAEL E. MCGINNIS